Exhibit 99.1 PRESS RELEASE OF TRILINC GLOBAL IMPACT FUND, LLC

Los Angeles, CA (October 22, 2020) – TriLinc Global Impact Fund, LLC (“TriLinc Global Impact Fund” or “TGIF”) announced that it has approved a new trade finance sub-advisor, Origin Capital Limited, (“Origin”), for business expansion and socioeconomic development in Latin America and Africa, broadening its existing term loan and trade finance investment capabilities in Sub-Saharan Africa, Latin America, Southeast Asia, and Emerging Europe.

TGIF is an impact investing fund that provides growth-stage loans and trade finance to established small and medium enterprises (“SMEs”) primarily in developing economies where access to affordable capital is significantly limited. Impact Investing is defined as investing with the specific objective of achieving a competitive financial return as well as creating positive, measurable impact in communities across the globe.

TGIF complements its global macroeconomic portfolio optimization and management with investment services from experienced sub-advisors that have established track records in target asset classes and geographies, and access to high-quality investment pipelines. Collectively, TGIF’s eleven sub-advisors, including Origin, have deployed over $43 billion in developing economy debt transactions.

Origin originates, structures, and manages transactions in Latin America and Africa, and partners with larger funds, development banks, and institutional investors. Origin is differentiated by a combination of investment skills, local and international networks, and a thorough understanding of the Latin American and African environments. Origin’s founding partners have more than 50 years of combined experience in private debt, banking, and asset management in emerging markets.

“We are very excited about our partnership with Origin for broadening our existing term loan and trade finance investment capabilities throughout Latin America and Africa,” commented Gloria Nelund, CEO of TGIF. “International trade has the potential to deliver important, short, medium, and long-term economic development to SMEs and the communities in which they operate. Origin’s in-country networks, market knowledge, and institutional quality approach to portfolio management aligns with TGIF’s goal to continue delivering risk-adjusted returns to our investors while creating positive, measurable impact in communities across the globe.”

Andre Tonkin, Partner and Origin Co-Founder, said “Origin is honored to collaborate with TGIF to create impactful capital access solutions servicing the Latin America and Africa regions. Our mutual passion for development in emerging markets is the key element that has bound our teams together.”

About TriLinc Global Impact Fund

TGIF is a public non-traded, externally managed, limited liability company that makes impact investments in SMEs primarily in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact.  TGIF invests in SMEs through experienced local market sub-advisors and expects to create a diversified portfolio of financial assets consisting primarily of collateralized private debt instruments. In addition, TGIF aggregates and analyzes social, economic, and environmental impact data to track progress and measure success against stated objectives.

Forward-Looking Statements

This press release contains forward-looking statements (including, without limitation, statements concerning the business expansion expected as a result of Origin becoming one of TGIF’s sub-advisors) that are based on TGIF’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the future performance of the sub-advisor and the investment opportunities it is able to source and those risks set forth in the “Risk Factors” section of TGIF’s most recent Annual Report on Form 10-K, as amended or supplemented by TGIF’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or TGIF’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that TGIF’s assumptions differ from actual results, TGIF’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. TGIF cannot assure you that it will attain its investment objectives.